Exhibit 99


Signature Page, to follow Item 88 at Screen Number 44)

      This report is signed on behalf of the registrant in the City of Boston and the Commonwealth of Massachusetts on the 29th day of January, 2008.


                              COLLEGE AND UNIVERSITY FACILITY
                               LOAN TRUST ONE

                              By: US Bank, not in its individual
                              capacity, but solely as Owner Trustee
                              under a Declaration of Trust dated
                              September 17, 1987 and Amended and
                              restated on September 29, 1987, and
                              December 4, 1989.


                              By: James Byrnes
                                  Vice President